UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/16/2009

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

400 Berwyn Park
899 Cassatt Road, Suite 115
Berwyn, PA 19312
(Address of principal executive offices, including zip code)

610-989-4208
(Registrant’s telephone number, including area code)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 300, Wayne, Pennsylvania 19807
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Subscription Agreement

On October 16, 2009, Encorium Group, Inc., a Delaware corporation (the "Company"), entered into a Subscription Agreement (the "Subscription Agreement") with a private investor (the "Purchaser") pursuant to which the Company issued and sold in a private placement (the "Offering") 3,937,500 shares of its Common Stock, $0.001 par value (the "Investment Shares"), at a price of $0.40 per Investment Share.

The Offering resulted in aggregate gross proceeds to the Company of $1.575 million, before deducting fees and expenses. The net proceeds of the transaction are expected to be used for working capital purposes.

Warrant Exchange

On October 16, 2009 the Company entered into Warrant Exchange Agreements (the "Exchange Agreements") with two investors (the "Investors") pursuant to which the Company issued to the Investors (i) an aggregate of 1,864,000 shares of Common Stock (collectively, the "Exchange Shares"); and (ii) warrants to purchase an aggregate of 874,126 shares of Common Stock, exercisable for a period of five years, at an exercise price of $.40 per share (collectively, the "Exchange Warrants"). The Exchange Shares and Exchange Warrants were issued in exchange for warrants dated as of May 9, 2007 held by the Investors to purchase an aggregate of 874,126 shares of Common Stock of the Company (collectively, the "Original Warrants"). Except as described above, the terms of the Exchange Warrants, including anti-dilution adjustments, are substantially similar to those of the Original Warrants. The Company has agreed to hold a meeting of the stockholders within 90 days of October 16, 2009 to seek stockholder approval for the issuance of stock upon exercise of the Exchange Warrants.

The Original Warrants were issued in connection with a Securities Purchase Agreement dated May 8, 2007 among the Company and the Investors (the "2007 Private Placement"). Pursuant to the terms of the Exchange Agreements, the Original Warrants have been cancelled and all rights of the Investors under that certain Registration Rights Agreement dated as of May 7, 2007 among the Company and the Investors pursuant to which, among other things, the Company had certain registration obligations with respect to the shares of Common Stock underlying the Original Warrants have been terminated.

The foregoing descriptions are qualified in their entirety by reference to the Subscription Agreement, the Form of Exchange Agreement, and the Form of Exchange Warrant attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference. Attached hereto as Exhibit 99.1 and incorporated herein by reference is a press release dated October 19, 2009.

Item 1.02.    Termination of a Material Definitive Agreement

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K under the heading "Warrant Exchange" are hereby incorporated by reference into this Item 3.02.

Item 3.02.    Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02.
The Investment Shares sold were not registered under the Securities Act of 1933, as amended (the "1933 Act").   For these issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Act and/or Regulation S promulgated under the Act.
The Exchange Shares and Exchange Warrants issued on October 16, 2009 were not registered under the Act. For these issuances, the Company relied on the exemption from federal registration under Sections 3(a)(9) and 4(2) of the Act.

Item 8.01.    Other Events

On October 19, 2009, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K. A copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibits
10.1    Subscription Agreement dated October 16, 2009.
10.2    Form of Exchange Agreement
10.3    Form of Exchange Warrant
99.1    Press Release dated October 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: October 19, 2009	By:	/s/ Philip L. Calamia
Philip L. Calamia
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Subscription Agreement dated October 16, 2009
EX-10.2	Form of Exchange Agreement
EX-10.3	Form of Exchange Warrant
EX-99.1	Press Release dated October 19, 2009